Exhibit 99.1

NEWS RELEASE

Williams Industrial Services Group Inc. • 100 Crescent Centre Parkway, Suite 1240 • Tucker, GA 30084

FOR IMMEDIATE RELEASE

Williams Industrial Services Group
Announces Chief Financial Officer Retirement

ATLANTA, June 26, 2019 — Williams Industrial Services Group Inc. (OTCQX: WLMS) (“Williams” or the “Company”), a construction and maintenance services company, announced today that its chief financial officer, Tim Howsman, has retired, effective immediately, to spend more time with his family at home in Arkansas.  Mr. Howsman will provide transitional services over the next 90 days.  In the meantime, Tracy Pagliara, President and CEO, has been appointed interim Chief Financial Officer while the Company engages in a search process for a new chief financial officer.

Mr. Pagliara stated, “We thank Tim for his many contributions over the years to the Company.  He was instrumental throughout the restructuring of Williams into a single operating business as well as the intensive effort required for the restatement of 2014 and prior financials.  We appreciate his leadership and support, and wish him the best in his retirement.”

Mr. Pagliara holds a Juris Doctorate degree and Bachelor of Science in accounting degree from the University of Illinois.  A Certified Public Accountant, he began his career in public accounting.  During the last 20 years, he has been an officer for multiple public companies, including his service in various executive roles with the Company since April 2010.  He also currently serves as a director for the Company and Westwater Resources (NASDAQ: WWR), where he is a member of its Audit, Compensation and Nominating and Corporate Governance Committees.

Mr. Pagliara concluded, “Williams continues to work diligently to pursue its strategic initiatives and is making good progress to that end.  We have a solid backlog and are actively bidding on several projects and long-term maintenance agreements.  While we will miss Tim, the Company remains committed to building a finance and accounting department that will advance our future success.”

About Williams

Williams Industrial Services Group Inc. has been safely helping plant owners and operators enhance asset value for more than 50 years.  The Company provides a broad range of construction, maintenance and support services to customers in energy, power and industrial end markets. Williams’ mission is to be the preferred provider of construction, maintenance, and specialty services through commitment to superior safety performance, focus on innovation, and dedication to delivering unsurpassed value to its customers.

Additional information can be found at www.wisgrp.com.

Forward-looking Statement Disclaimer

This press release contains “forward-looking statements” within the meaning of the term set forth in the Private Securities Litigation Reform Act of 1995.  The forward-looking statements include statements or expectations regarding the Company’s ability to retain a qualified Chief Financial Officer, execute upon key strategic initiatives, remediate material weaknesses in internal control over financial reporting and maintain effective controls over financial reporting in the future and other related matters. These statements reflect the Company’s current views of future events and financial performance and are subject to a number of risks and uncertainties, including its ability to secure adequate sources of financing on terms and within timing acceptable to the Company, ability to comply with the terms of the Company’s existing debt instruments and obtain waivers of certain terms in such agreements if and as needed, ability to implement strategic initiatives, business plans and liquidity plans, and ability to maintain effective internal control over financial reporting and disclosure controls and procedures. Actual results, performance or achievements may differ materially from those expressed or implied in the forward-looking statements. Additional risks and uncertainties that could cause or contribute to such material differences include, but are not limited to, reduced demand for, or increased regulation of, nuclear power, loss of any of the Company’s major customers, whether pursuant to the loss of pending or future bids for either new business or an extension of existing business, termination of customer or vendor relationships, cost increases and project cost overruns, unforeseen schedule delays, poor performance by its subcontractors, cancellation of projects, competition, including competitors being awarded business by current customers, damage to the Company’s reputation, increased exposure to environmental or other liabilities, failure to comply with various laws and regulations, failure to attract and retain highly-qualified personnel, loss of customer relationships with critical personnel, volatility of the Company’s stock price, deterioration or uncertainty of credit markets, changes in the economic and social and political conditions in the United States, including the banking environment or monetary policy, and any suspension of the Company’s continued reporting obligations under the Securities Exchange Act of 1934, as amended.

Other important factors that may cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s filings with the SEC, including the section of the Annual Report on Form 10-K for its 2018 fiscal year titled “Risk Factors.” Any forward-looking statement speaks only as of the date of this press release. Except as may be required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and you are cautioned not to rely upon them unduly.

Investor Contact:
Deborah K. Pawlowski
Kei Advisors LLC
(716) 843-3908
dpawlowski@keiadvisors.com

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